UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 27, 2018
Date of Report (Date of earliest event reported)
_____________________

Huron Consulting Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

550 West Van Buren Street
Chicago, Illinois
60607
(Address of principal executive offices)
(Zip Code)

(312) 583-8700
(Registrant’s telephone number, including area code)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 27, 2018, James D. Edwards notified the board of directors (the “Board”) of Huron Consulting Group Inc. (the “Company”) of his intention to retire from the Board at the expiration of his current term as a director of the Company. Accordingly, Mr. Edwards will not stand for re-election to the Board at the Company’s 2019 Annual Meeting of Stockholders. Mr. Edwards’ decision to retire was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Edwards has served on the Board since 2004.
As previously disclosed, the Company is engaged in a multi-year Board refresh process that is intended to ensure the Board has the best mix of knowledge, skills and business acumen, derived from high quality professional experience, to evaluate and support the Company’s strategy going forward. The Nominating and Corporate Governance Committee will consider a variety of factors as it works to enhance the composition of the Board, increase diversity, reduce average tenure and ensure structured and orderly Board succession through a process of both Board member additions and retirements. As a result, during the next several years, the board may occasionally expand or contract as the refresh process is executed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date:	August 1, 2018	/s/ John D. Kelly
John D. Kelly
Executive Vice President, Chief Financial Officer and Treasurer